EXHIBITS 10.1

Modification and Waiver Agreement

This Modification and Waiver Agreement (“Agreement”) dated as of December 6, 2005 is entered into by and among BlastGard International, Inc., a Colorado corporation (the “Company”) and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers” or the “Parties”).

WHEREAS, the Company and the Subscribers are parties to Subscription Agreements (“Subscription Agreements”) dated December 2, 2004 relating to an aggregate investment of $1,420,000 by Subscribers in secured notes (“Notes”) convertible into Common Stock of the Company and Common Stock Purchase Warrants (“Warrants”); and

WHEREAS, the Company is in default of material terms of the Transaction Documents and the Subscribers may elect to exercise their rights to accelerate the Maturity Date of the Notes and foreclose on the Collateral under the Security Agreement; and

WHEREAS, the Company and Subscribers desire to restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1. All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreements and the documents and agreements delivered therewith (“Transaction Documents”).

2. Section 1.2 contained in Article I of the Note is amended as follows:

(a) The Company will pay the principal amounts and interest payments due through December 31, 2005 (as described on Schedule A) with shares of the Company’s Common Stock.

(b) Such shares of Common Stock shall be valued at a per share value of $0.50 per share.

3. Not later than seven business days after the Company receives an executed copy of this Agreement signed by all Subscribers, the Company will deliver an aggregate of 314,294 shares of Common Stock (in the amounts designated on Schedule A hereto) to Subscribers (“Additional Shares”). The Additional Shares will contain the legend set forth in Section 4(e) of the Subscription Agreement. For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date. The Company represents that the Additional Shares are fully paid and non-assessable. The Subscribers are granted the rights described in Sections 11.1(ii) of the Subscription Agreement in relation to the Additional Shares.

4. The issuance of such Shares of Common Stock shall not trigger the anti-dilution protection described in Section 2.1(c).D of the Note.

5. The Company acknowledges that for purposes of Rule 144(d)(3)(i) of the 1933 Act, the holding period of the Additional Shares shall tack back to the Closing Date of December 2, 2004.

6. The Subscribers waive exercise of the remedies and rights available to them for Events of Default only as they relate to the non-payment of the principal amounts of the Notes and Interest through December 31, 2005 as more fully described in Section 1.2 of the Notes and for the late filing and effectiveness of the Registration Statement as more fully described in Sections 11.1(iv) and 11.4 of the Subscription Agreement existing as of the Modification Effective Date (i.e. the date hereof) and the payment of interest at the rate of 15% contained in Section 1.4 of the Note and liquidated or other damages related thereto contained in Section 11.4 of the Subscription Agreement. Accordingly, upon execution of this Agreement, no “Event of Default” has occurred in the Note, the Subscription Agreement or any other Transaction Document with respect to the matters that are the subject of waiver by Subscribers and the interest rate shall remain at 8% per annum as contained in Section 1.2 of the Note. The foregoing waivers do not apply to any period or any default except for the period described above.

7. All other terms and conditions of the Transaction Documents, including the accrual of regular interest commencing January 1, 2006, shall remain in full force and effect and payable.

8. This Modification and Waiver Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof. A copy of this Agreement annexed to the Note or Warrants shall be sufficient to reflect the amendment thereto.

9. Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

BLASTGARD INTERNATIONAL, INC. the “Company”

By:	/s/ Michael J. Gordon Michael J. Gordon, CFO

/s/ Alpha Capital Aktiengesellschaft
ALPHA CAPITAL AKTIENGESELLSCHAFT

/s/ Genesis Microcap Inc.
GENESIS MICROCAP INC.

/s/ Steven Gold
STEVEN GOLD

/s/ Asher Brand
ASHER BRAND

/s/ TRW Holdings Pty Limited
TRW HOLDINGS PTY LIMITED

SCHEDULE A TO MODIFICATION AND WAIVER AGREEMENT

SUBSCRIBER	NOTE PRINCIPAL	PRINCIPAL AMOUNT DUE THROUGH 12/31/05	INTEREST DUE THROUGH 12/31/05	SHARES TO BE ISSUED
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-41-32323196	$1,000,000.00	$24,000.00	$86,666.00	221,332

GENESIS MICROCAP INC. 483 Green Lanes London N13 4BS, England Attn: Lawrence S. Gibbons Fax: 011-087-0127-5687	$200,000.00	$4,800.00	$17,333.00	44,266

STEVEN GOLD 874 East 9th Street Brooklyn, NY 11230 Fax: (718) 677-6009	$100,000.00	$2,400.00	$8,666.00	22,132

ASHER BRAND 30 Olympia Lane Monsey, NY 10952 Fax: (212) 586-8244	$20,000.00	$480.00	$1,733.00	4,426

TRW HOLDINGS PTY LIMITED Gerry McGowan 5/39 New Beach Road Darling Point NSW 2027, Australia Fax: 011-61-292912948	$100,000.00	$2,400.00	$8,666.00	22,132

TOTAL	$1,420,000.00	$34,080.00	$123,064.00	314,288